Exhibit 99.1

MAY NEWS

MAY DEPARTMENT STORES COMPANY TO ACQUIRE MARSHALL FIELD'S
Transaction Strengthens May's Position in Midwestern Metropolitan Areas

     ST. LOUIS, June 9, 2004 - The May Department Stores Company [NYSE:
MAY] announced today that it has entered into a definitive agreement to acquire the Marshall Field's department store group and nine Mervyn's store locations in the Twin Cities area from Target Corporation [NYSE:
TGT] for a total consideration of $3.240 billion in cash, subject to adjustments.

     The transaction is expected to be completed in May's fiscal 2004 second or third quarter.

     Marshall Field's, which reported revenues of $2.58 billion and generated $107 million in segment earnings in fiscal 2003, has 62 stores primarily in the Chicago, Minneapolis and Detroit metropolitan areas. Locations include its world-famous flagship store on State Street in the Chicago Loop and important flagship stores in Detroit, Minneapolis, and suburban Chicago. With the addition of Marshall Field's, May will operate 500 department stores in 39 states.

     Under the terms of the agreement, May will acquire all the assets that comprise Marshall Field's, including stores, inventory, customer receivables, and distribution centers in Chicago, Detroit and Minneapolis. May is also acquiring the real estate associated with the nine Mervyn's stores.

     Gene Kahn, May's chairman and chief executive officer, said, "We are delighted to welcome this venerable and nationally recognized, premier department store company as a division of May and to welcome the Marshall Field's associates to our company. This unique opportunity to add to our department store portfolio will provide a great value to our shareowners. It will allow us to combine the best of Marshall Field's and May to further expand and enhance the products and services we can provide to our customers. Among the benefits we see is that this combination will produce excellent economies of scale, improved buying power, and an expanded distribution network."

     After completion of the acquisition and its integration into May, the company expects to realize pre-tax synergies of $85 million in fiscal year 2005, $140 million in fiscal year 2006, and $180 million per year thereafter. The acquisition is expected to be accretive to earnings per share in fiscal year 2005 and beyond.

     May will retain the Marshall Field's nameplate and operate it as one of the stand-alone department store divisions under the May umbrella. May also intends to maintain the product exclusives - such as Frango mints - that are long-standing traditions at Marshall Field's. Linda L. Ahlers will remain as president of Marshall Field's, and headquarters for the division will remain in Minneapolis.

     May will offer employment to all Marshall Field's associates.

                                       - more -

                                       2

     The acquisition is subject to customary closing conditions, including Hart-Scott-Rodino approval under the United States antitrust laws. The transaction does not require shareowner approvals for either May or Target.

     The May Department Stores Company currently operates 438 department stores under the names of Lord & Taylor, Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, L.S. Ayres, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store, as well as 217 David's Bridal stores, 456 After Hours Formalwear stores, and 10 Priscilla of Boston stores in its Bridal Group. May operates in 46 states, the District of Columbia, and Puerto Rico.


     This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in The May Department Stores Company's filings with the Securities and Exchange Commission. Those factors include, among other things, the competitive environment in the retailing industry in general and in the specific market areas in which May and its divisions operate, including consumer confidence, changes in discretionary consumer spending, changes in costs of goods and services and economic conditions in general, unseasonable weather and those risks generally associated with the integration of Marshall Field's with May. There can be no assurance that the acquisition will close, as to the timing of the closing, that the integration will be successful or without unanticipated costs or that anticipated synergies or other benefits will be realized. The May Department Stores Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.



     To view a map showing May and Marshall Field's department store locations across the country, please see http://www.mayco.com/common/0609files.jsp.

     Note: A live Webcast of a conference call with analysts can be accessed through May's Web site, beginning at 8:30 a.m. EDT, June 10, 2004. Pre-registration is required.

Marshall Field's Stores acquired by The May Department Stores Company:

MARKET                LOCATION           STORE

ILLINOIS
Chicago               Aurora             Fox Valley Center
                      Bloomingdale       Stratford Square
                      Chicago, Illinois  State Street
                      Calumet City       River Oaks Center
                      Chicago            Water Tower
                      Joliet             Louis Joliet Mall
                      Lake Forest        Market Square
                      Northbrook         Northbrook Court
                      Oak Brook          Oakbrook Center Mall
                      Oak Brook          Oakbrook Center Furniture
                      Orland Park        Orland Square
                      Schaumburg         Woodfield Mall
                      Schaumburg         Woodfield Mall Home
                      Skokie             Old Orchard

                                       3

Chicago cont.         Vernon Hills       Hawthorn Center
                      West Dundee        Spring Hill Mall
Rockford              Rockford, Illinois Cherryvale Mall

INDIANA
Fort Wayne            Fort Wayne         Glenbrook Square
South Bend            Mishawaka          University Park Mall

MICHIGAN
Detroit               Ann Arbor          Briarwood
                      Dearborn           Fairlane Town Center
                      Fort Gratiot       Birchwood Mall
                      Harper Woods       Eastland Center
                      Novi               Twelve Oaks Mall
                      Southfield         Northland Shopping Center
                      Sterling Heights   Lakeside Mall
                      Taylor             Southland Center
                      Troy               Oakland Mall
                      Troy               The Somerset Collection
                      Waterford          Summit Place Mall
                      Westland           Westland Center
Flint                 Flint              Genesee Valley Shopping Center
Grand Rapids          Grandville         Rivertown Crossings
                      Kentwood           Woodland Mall
Kalamazoo             Battle             CreekLakeview Square Mall
                      Portage            The Crossroads
Lansing               Lansing            Lansing Mall
                      Okemos             Meriden Mall
Saginaw               Saginaw            Fashion Square Mall
Traverse City         Traverse City      Grand Traverse Mall

MINNESOTA
Minneapolis-St. Paul  Brooklyn Center    Brookdale Shopping Center
                      Burnsville         Burnsville Center
                      Edina              Southdale
                      Edina              Southdale Home
                      Maplewood          Maplewood Mall
                      Minnetonka         Ridgedale Mall
                      Roseville          Rosedale Center
                      Roseville          Rosedale Center Home
                      St. Paul           Downtown
Rochester             Rochester          Apache Mall
St. Cloud             St. Cloud          Crossroads Center

NORTH DAKOTA
Bismark               Bismark            Kirkwood Mall
Fargo                 Fargo              West Acres Shopping Center
Grand Rapids          Grand Forks        Columbia Mall

                                       4

OHIO
Toledo                Toledo             Franklin Park Mall

SOUTH DAKOTA          Sioux Falls        The Empire Mall

WISCONSON
Appleton              Appleton           Fox River Mall
Eau Claire            Eau Claire         Oakwood Mall
La Crosse             La Crosse          Valley View Mall
Madison               Madison            Hilldale
Milwaukee             Wauwatosa          Mayfair Mall



   MERVYN'S LOCATION

MARKET                LOCATION           STORE

MINNESOTA
Minneapolis St. Paul                     Brookdale Shopping Center
                                         Eden Prairie Center
                                         Maplewood Mall
                                         Midway Center
                                         Northtown Mall
                                         Rosedale Shopping Center
                                         Southdale Shopping Center
                                         Tamarack Village